Exhibit 10.9


               FINANCIAL ADVISORY AND INVESTMENT BANKING AGREEMENT






This Agreement is made and entered into this 15th day of February, 2006, between SkyeBanc, Inc. ("SKYE") and Dragon International Group, Corp. ("Company").

A glossary of definitions as used in this Agreement is set forth in Paragraph 10, below.

The parties hereto agree as follows:

1.       Engagement; Nature of Services:

      a) Company hereby engages SKYE as Company's non exclusive financial advisor to render financial and other general advice as an investment banker with a specific focus on business development, including, without limitation, advice relating to capital structure, cost of capital, general business strategic planning, competitive landscape and general industry issues, with a view toward maximizing shareholder value. This Agreement does not cover transactions, if any, nor does it address financing in the public or private markets; which services, if requested, shall be subject to a separate agreement and are expressly not addressed in this Agreement. SKYE shall obtain the consent of Company prior to contacting any third parties in connection with services to be rendered pursuant to this Agreement. The decision to proceed shall be in the Company's sole and absolute discretion.

      b) SKYE shall not be required to undertake duties not reasonably within the scope of the financial advisory or investment banking services contemplated by this Agreement or to spend any minimum amount of time in providing such services. SKYE does not provide tax, accounting or legal advice.

      c) SKYE shall render such other financial advisory and investment banking services as may from time to time be agreed upon in writing by SKYE and Company (e.g., fairness opinions, business plans, etc.). The fees payable for any such other services shall be customary investment banking fees to be mutually agreed upon based upon the nature and type of such services to be rendered.

2. Term: Subject to Paragraph 4, this Agreement shall commence upon execution and be effective for a period of twenty four (24) months continuing thereafter on a month-to-month basis unless and until terminated on thirty days' written notice by either party to the other.

3. Compensation: In consideration of the services to be rendered by SKYE hereunder, Company shall pay to SKYE "Retainer Fees."

     a) Retainer Fees: Upon the execution hereof, Company shall pay to SKYE a fee ("Retainer Fee") in immediately available funds in the amount of $ 24,000 ("twenty four thousand dollars"). Commencing with the first month after execution of this Agreement and continuing monthly thereafter, Company shall pay to SKYE a fee ("Continuing Retainer Fee") in immediately available funds in the amount of $7,000 ("seven thousand dollars"). The Retainer Fee and the Continuing Retainer Fees shall be non-refundable. Additionally, the Company shall issue to Skyebanc, Inc. 500,000 ("five hundred thousand") warrants to purchase Dragon International Group Corp. common stock at $0.15 per share. Those warrants shall have an expiration date that is 5 years from the date of this agreement.

4. Reimbursement of Expenses: Promptly following presentation of customary documentation, Company shall reimburse SKYE for all reasonable fees and disbursements of SKYE's outside counsel and SKYE's reasonable travel and out-of-pocket expenses as incurred in connection with the services performed by SKYE pursuant to this Agreement, including without limitation, hotel, food and associated expenses including long-distance telephone calls; provided that to the extent any such reimbursement would cause aggregate reimbursement to exceed Two Hundred Dollars ($200), such excess fees and disbursements, shall be subject to Company's prior approval.

5. Public Disclosure: Company acknowledges that all opinions and advice (written or oral) given by SKYE to Company in connection with SKYE's engagement are intended solely for the benefit and use of Company and Company agrees that no person or entity other than Company shall be entitled to make use of or rely upon such opinion or advice to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced or disseminated, in any manner or for any purpose, nor may Company make any public references to SKYE without SKYE's prior written consent. Company agrees to distribute at its expense any pre-approved press release via Businesswire National Circuit.

6. Non-Exclusive Services: Company acknowledges that SKYE and its affiliates are in the business of providing financial advisory services, investment banking services, and consulting advice to others. Nothing herein contained shall be construed to limit or restrict SKYE in conducting such business with others, or in rendering such advice to others, except as such advice may relate to matters relating to Company's business and properties.

 7. Reliance Upon Information: Company recognizes and confirms that, in advising Company and in fulfilling its engagement hereunder, (i) SKYE will use and rely on data, material and other information furnished to SKYE, and (ii) SKYE may rely upon such data, material and other information without any independent investigation or appraisal to verify its accuracy, completeness or veracity, except to the extent SKYE has actual knowledge to the contrary. Company represents and warrants that all such data, material and other information provided by Company will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. SKYE shall be under no obligation to make an independent appraisal of assets or an independent investigation or inquiry as to any information regarding, or any representations of, any other participant, nor shall SKYE have any liability with regard thereto. If, in SKYE's opinion after completion of its due diligence process, the condition or prospects of Company, financial or otherwise, are not substantially as represented or do not fulfill SKYE's expectations, SKYE shall have the sole discretion to determine its continued participation in this Agreement.

  8. Indemnification Agreement: To induce SKYE to act on behalf of Company in connection with SKYE's engagement hereunder, Company and SKYE are entering into a separate indemnification agreement substantially in the form attached hereto as Annex A and dated the date hereof, providing for the indemnification of SKYE by Company. SKYE has entered into this Agreement in reliance on the indemnities set forth in such indemnification agreement.

9. Independent Contractor: SKYE shall perform its services hereunder as an independent contractor and not as an employee of Company or an affiliate thereof. SKYE shall have no authority to act for, represent or bind Company or any affiliate thereof in any manner, except as may be agreed to expressly by Company in writing from time to time.

10. Definitions:

     a) "Company" shall mean Sense Holdings, Inc.

     b) "Continuing Retainer Fee" is defined in Section 3(b).

     c) "Retainer Fee" is defined in Section3(b).

     d) "Securities" shall mean debt, mezzanine and/or equity interests or any combination thereof.

     e) "SKYE" shall mean SkyeBanc, Inc.

  11. Miscellaneous:

           a) Entire Agreement: This Agreement and Annex A constitute the entire agreement and understanding of the parties hereto, and supersede any and all previous agreements and understandings, whether oral or written, with respect to the matters set forth herein. No provision of this Agreement may be amended, modified or waived, except in a writing signed by the parties. This Agreement and the Annex shall be binding upon and inure to the benefit of each of the parties and their respective successors, legal representatives and assigns.

         b) Notice: Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent postage prepaid by certified mail, return receipt requested as set forth below, or to such other address as either party may notify the other of in writing:

 if to Company, to             Dragon International Group, Corp
                               Bldg 14, Suite A09, International Trading Center
                               29 Dongdu Road
                               Ningbo, China 315000
                               Attn:    David Wu
                               Chief Executive Officer

 if to Skyebanc, Inc. to:      SkyeBanc, Inc.
                               1151 Broad Street Suite 115
                               Shrewsbury, NJ 07702
                               Attn:  Richard Galterio

         c) Governing Law; Exclusive Jurisdiction: This Agreement shall be construed in accordance with and governed by the laws of the State of (((New Jersey))), without giving effect to its conflict of law principles. ((((Any dispute which may arise between the parties arising out of or in connection with this Agreement shall be adjudicated before a court located in (((New Jersey, New Jersey))) and they hereby submit to the exclusive jurisdiction of the courts of the State of (New Jersey))) located in (((Monmouth County, New Jersey))) and of the federal court in the applicable district of (((Monmouth County, New Jersey))) with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, waive trial by jury in any such action or proceeding, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, to the address set forth in Paragraph 11.)))) OR (((Any disputes solely between the parties and not involving a third party claimant, shall be determined by a panel of three arbitrators appointed by the American Arbitration Association in (((Monmouth County, New Jersey))) for resolution through the Commercial Arbitration rules of that Association. The decision of the panel will be binding and the parties agree the panel may award costs and fees, including attorneys' fees, as part of any award made. The parties agree that neither will have any liability for indirect or consequential damages unless bad faith is shown. ))))

         If the foregoing correctly sets forth our understanding with respect to the foregoing, please so indicate by signing below, at which time this letter shall become a binding agreement. This agreement shall be considered null and void if not signed and countersigned by 5:00 PM on the 5th business day from the date of this agreement.



SKYEBANC, INC.                                  DRAGON INTERNATIONAL GROUP CORP
------------------------------                  -------------------------------


-------------------                             --------------------------------
(sign)                                           (sign)

Richard Galterio                                David Wu
-------------------                             -------------------------------
(print name)                                     (print name)

Chief Operating Officer                          CEO
----------------------                          ------------------------------
(title)                                         (title)

     ANNEX A Indemnification Provisions to Financial Advisory and Investment Banking Agreement (the "Agreement") dated February 15th, 2006 between SkyeBanc, Inc. ("SKYE") and Sense Holdings, Inc. (the "Company")

-------------------------------------------------------------------------------

     1. Company agrees to (a) reimburse SKYE, its affiliates and their respective directors, officers, employees, agents and controlling persons (each, an "Indemnified Party") promptly, upon demand, for actual, out-of-pocket expenses (including reasonable fees and expenses for legal counsel) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any litigation, proceeding or other action in connection with or arising out of or relating to the engagement of SKYE under the Agreement, or any actions taken or omitted, services performed or matters contemplated by or in connection with the Agreement, (collectively, a "Claim"); and (b) to indemnify and hold harmless each Indemnified Party from and against any and all out-of-pocket losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, including any amount paid in settlement of any litigation or other action (commenced or threatened) to which Company shall have consented in writing (such consent not to be unreasonably withheld), whether or not any Indemnified Party is a party and whether or not liability resulted; provided, however, that Company shall not be liable in respect of any loss, claim, damage or liability to the extent that a court or other agency having competent jurisdiction shall have determined by final judgment (not subject to further appeal) that such loss, claim, damage or liability shall have been incurred solely as a direct result of the willful misconduct or gross negligence of such Indemnified Party.

     2. ((((((An Indemnified Party shall have the right to retain separate legal counsel of its own choice to conduct the defense and all related matters in connection with any Claim, and such counsel shall to the fullest extent, consistent with its professional responsibilities, cooperate with Company and legal counsel designated by Company.)))))) OR (((((((In the event that there is a conflict or potential conflict of interests as between Company and an Indemnified Party in the reasonable judgment of counsel for such Indemnified Party, then such Indemnified Party shall have the right to retain separate legal counsel of its own choice to conduct the defense and all related matters in connection with any Claim. Company shall pay the reasonable fees and expenses of such legal counsel and such counsel shall to the fullest extent, consistent with its professional responsibilities, cooperate with Company and any legal counsel designated by Company.))))))

     3. Company will not, without the prior written consent of each Indemnified Party settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be reasonably sought hereunder (whether or not any Indemnified Party is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Party against whom such Claim may be brought from any and all liability arising out of such Claim.

     4. In the event the indemnity provided for hereunder is unavailable or insufficient to hold any Indemnified Party harmless, then Company shall contribute to amounts paid or payable by an Indemnified Party in respect of such Indemnified Party's losses, claims, damages and liabilities as to which the indemnity provided for hereunder is unavailable or insufficient (i) in such portion as appropriately reflects the relative benefits received by Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the matters as to which losses, claims, damages or liabilities relate, or (ii) if the allocation provided by (i) above is not permitted by applicable law, in such proportion as appropriately reflects not only the relative benefits referred to in clause (i) but also the relative fault of Company, on the one hand, and the Indemnified Party, on the other hand, as well as any other equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any reasonable legal or other out-of-pocket fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, SKYE's share of the liability hereunder shall not be in excess of the amount of fees actually received by SKYE under the Agreement (excluding any amounts received as reimbursement of expenses by SKYE).

     5. These Indemnification Provisions shall remain in full force and effect and survive the expiration of the term of the Agreement, and shall be in addition to any liability that Company might otherwise have to any Indemnified Party under the Agreement or otherwise.

     6. Each party hereto consents to personal jurisdiction and service of process and venue in any court in the State of New Jersey in which any claim for indemnity is brought by any Indemnified Person, except as provided in Section 11
(c) of the Agreement.


SKYEBANC, INC.                                  DRAGON INTERNATIONAL GROUP CORP
------------------------------                  -------------------------------


-------------------                             --------------------------------
(sign)                                           (sign)

Richard Galterio                                David Wu
-------------------                             -------------------------------
(print name)                                     (print name)

Chief Operating Officer                          CEO
----------------------                          ------------------------------
(title)                                         (title)